UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NEORX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2005

Via Overnight Mail

Re:	NeoRx Corporation
Proxy Materials and Notice of Annual Meeting of Shareholders

Dear Series B Shareholder:

Enclosed are the Notice of 2005 Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Shareholders of NeoRx Corporation.  The purposes of the Annual Meeting include electing eight members to our board of directors, approving an amendment to our Articles of Incorporation to increase the number of authorized common shares and approving an amendment to increase the number of shares issuable under our 2004 Incentive Compensation Plan.

Our records indicate that as of April 15, 2005, the record date for the Annual Meeting, you held XXXXXX shares of NeoRx Series B Convertible Preferred Stock (“Series B Shares”).

As described in detail in the enclosed Proxy Statement, holders of Series B Shares have full voting rights and powers equal to the voting rights and powers of the holders of NeoRx common stock and are entitled to vote together with the common stock, as one voting group, on all matters presented at the Annual Meeting.  For this purpose, you are entitled to cast the number of votes equal to the number of shares of NeoRx common stock into which your Series B Shares could be converted on the record date.  This results in 2,188.18 votes, on an as adjusted basis, for each Series B Share, subject to the 4.99% Series B voting cap (if applicable to you).

YOUR VOTE IS IMPORTANT.   PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Very truly yours,

/s/ Gerald McMahon

Gerald McMahon
Chairman and Chief Executive Officer